                                                                    EXHIBIT 10.2

================================================================================

                      FORM OF FIVE-YEAR CREDIT AGREEMENT

                                   dated as of

                                 April 12, 1999

                                     between

                         HEARST-ARGYLE TELEVISION, INC.

                            The LENDERS Party Hereto

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                             CHASE SECURITIES INC.,
                        as Lead Arranger and Book Manager

                                       and

                                BANK OF MONTREAL,
                              THE BANK OF NEW YORK
                          and TD SECURITIES (USA) INC.,
                    as Co-Arrangers and Documentation Agents


                                 --------------

                                 $1,000,000,000

                                 --------------

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01.  Defined Terms...........................................1
      SECTION 1.02.  Classification of Loans and Borrowings.................27
      SECTION 1.03.  Terms Generally........................................27
      SECTION 1.04.  Accounting Terms; GAAP.................................27

                                   ARTICLE II

                                   THE CREDITS

      SECTION 2.01.  The Commitments........................................28
      SECTION 2.02.  Loans and Borrowings...................................29
      SECTION 2.03.  Requests for Syndicated Borrowings.....................29
      SECTION 2.04.  Competitive Bid Procedure..............................30
      SECTION 2.05.  Swingline Loans........................................33
      SECTION 2.06.  Letters of Credit......................................34
      SECTION 2.07.  Funding of Borrowings..................................38
      SECTION 2.08.  Interest Elections.....................................39
      SECTION 2.09.  Termination and Reduction of the Commitments...........40
      SECTION 2.10.  Repayment of Loans; Evidence of Debt...................41
      SECTION 2.11.  Prepayment of Loans....................................43
      SECTION 2.12.  Fees...................................................46
      SECTION 2.13.  Interest...............................................47
      SECTION 2.14.  Alternate Rate of Interest.............................48
      SECTION 2.15.  Increased Costs........................................49
      SECTION 2.16.  Break Funding Payments.................................51
      SECTION 2.17.  Taxes..................................................51
      SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing
                     of Set-offs............................................52
      SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.........54

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.01.  Organization; Powers...................................55
      SECTION 3.02.  Authorization; Enforceability..........................55
      SECTION 3.03.  Governmental Approvals; No Conflicts...................56
      SECTION 3.04.  Financial Condition; No Material Adverse Change;
                     Solvency...............................................56


                                      (i)

      SECTION 3.05.  Properties.............................................57
      SECTION 3.06.  Litigation and Environmental Matters...................58
      SECTION 3.07.  Compliance with Laws and Agreements....................58
      SECTION 3.08.  Investment and Holding Company Status..................58
      SECTION 3.09.  Taxes..................................................58
      SECTION 3.10.  ERISA..................................................59
      SECTION 3.11.  Disclosure.............................................59
      SECTION 3.12.  Use of Credit..........................................59
      SECTION 3.13.  Material Agreements and Liens With Respect to
                     Indebtedness...........................................60
      SECTION 3.14.  Capitalization.........................................60
      SECTION 3.15.  Subsidiaries and Investments...........................60
      SECTION 3.16.  Station Licenses.......................................61
      SECTION 3.17.  Proxy Statement........................................61
      SECTION 3.18.  Year 2000 Issues.......................................62

                                   ARTICLE IV

                                   CONDITIONS

      SECTION 4.01.  Effective Date.........................................62
      SECTION 4.02.  Each Credit Event......................................64

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      SECTION 5.01.  Financial Statements and Other Information.............64
      SECTION 5.02.  Notices of Material Events.............................67
      SECTION 5.03.  Existence; Conduct of Business.........................67
      SECTION 5.04.  Payment of Obligations.................................67
      SECTION 5.05.  Maintenance of Properties; Insurance...................68
      SECTION 5.06.  Books and Records; Inspection Rights...................68
      SECTION 5.07.  Compliance with Laws...................................68
      SECTION 5.08.  Use of Proceeds........................................68
      SECTION 5.09.  Certain Obligations Respecting Subsidiaries............68

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      SECTION 6.01.  Indebtedness...........................................69
      SECTION 6.02.  Liens..................................................71
      SECTION 6.03.  Fundamental Changes....................................72
      SECTION 6.04.  Lines of Business......................................74
      SECTION 6.05.  Investments............................................74
      SECTION 6.06.  Restricted Payments....................................75
      SECTION 6.07.  Transactions with Affiliates...........................76


                                      (ii)

      SECTION 6.08.  Restrictive Agreements.................................76
      SECTION 6.09.  Modifications of Certain Documents.....................77
      SECTION 6.10.  Certain Financial Covenants............................77

                                   ARTICLE VII

                        EVENTS OF DEFAULT...................................78

                                  ARTICLE VIII

                        THE ADMINISTRATIVE AGENT............................81

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01.  Notices................................................83
      SECTION 9.02.  Waivers; Amendments....................................84
      SECTION 9.03.  Expenses; Indemnity; Damage Waiver.....................85
      SECTION 9.04.  Successors and Assigns.................................86
      SECTION 9.05.  Survival...............................................90
      SECTION 9.06.  Counterparts; Integration; Effectiveness...............90
      SECTION 9.07.  Severability...........................................90
      SECTION 9.08.  Right of Setoff........................................90
      SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                     Process................................................91
      SECTION 9.10.  WAIVER OF JURY TRIAL...................................91
      SECTION 9.11.  Headings...............................................92
      SECTION 9.12.  Treatment of Certain Information; Confidentiality......92


                                     (iii)

SCHEDULE I     - Commitments
SCHEDULE II    - Material Agreements and Liens with Respect to Indebtedness
SCHEDULE III   - Litigation and Environmental Matters
SCHEDULE IV    - Subsidiaries and Investments
SCHEDULE V     - Station Licenses
SCHEDULE VI    - Certain Equity Rights
SCHEDULE VII   - Certain Affiliate Transactions

EXHIBIT A      - Form of Assignment and Acceptance
EXHIBIT B      - Form of Opinion of Counsel to the Borrower
EXHIBIT C      - Form of Opinion of Special New York Counsel to Chase


                                      (iv)

      FIVE-YEAR CREDIT AGREEMENT dated as of April 12, 1999, between HEARST-ARGYLE TELEVISION, INC., the LENDERS party hereto and THE CHASE MANHATTAN BANK, as Administrative Agent.

      The Borrower has requested that the Lenders extend credit to it in an aggregate amount up to $1,000,000,000 (which may, in the circumstances herein provided, be increased to $1,250,000,000) for general corporate purposes of the Borrower and its subsidiaries. The Lenders are willing to extend such credit upon the terms and conditions hereof and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Acquisition" means, collectively, the Kelly Acquisition, the Pulitzer Acquisition and any Subsequent Acquisition.

      "Acquisition Related Compensation Expenses" means, with respect to any Acquisition, (i) severance payments made to terminated employees in connection with such Acquisition, (ii) stay bonuses paid in connection with such Acquisition and (iii) costs and fees related to hiring and relocating new employees in connection with such Acquisition, including payments to employee search firms.

      "Additional Permitted Indebtedness" means Indebtedness of the Borrower incurred or assumed in accordance with the provisions of Section 6.01(g).

      "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.


                           Five Year Credit Agreement

      "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

      "Applicable Margin" means, with respect to any Syndicated ABR Loan (including any Swingline Loan) or Syndicated Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Loans", "Eurodollar Loans" or "Commitment Fee", as the case may be, based upon the Leverage Ratio as at the last day of the fiscal quarter most recently ended as to which the Borrower has either delivered financial statements pursuant to Section 5.01, or (in the case of the fourth fiscal quarter in any fiscal year) as to which the Borrower has otherwise delivered financial statements as at the end of and for such fiscal quarter (or, prior to the delivery of the first of such statements after the Effective Date, upon the Leverage Ratio set forth in the certificate of a Financial Officer delivered pursuant to Section 4.01(g)):

================================================================================
       Leverage               ABR           Eurodollar         Commitment
        Ratio:               Loans             Loans              Fee
--------------------------------------------------------------------------------
Greater than 5.00x           0.000%           1.250%             0.300%
--------------------------------------------------------------------------------
Greater than 4.50x
  but less than or
  equal to 5.00x             0.000%           1.000%             0.250%
--------------------------------------------------------------------------------
Greater than 4.00x
  but less than or
  equal to 4.50x             0.000%           0.875%             0.200%
--------------------------------------------------------------------------------
Less than or equal
  to 4.00x                   0.000%           0.750%             0.200%
================================================================================

      Each change in the "Applicable Margin" based upon any change in the Leverage Ratio shall become effective for purposes of the accrual of interest and commitment fees hereunder (including in respect of all then-outstanding Loans and Commitments) on the date three Business Days after the delivery to the Administrative Agent of the financial statements of the Borrower and its Consolidated Subsidiaries for the most recently ended fiscal quarter pursuant to
Section 5.01, and shall remain effective for such purpose until three Business Days after the next delivery of such financial statements to the Administrative Agent hereunder,

                           Five Year Credit Agreement
provided that, notwithstanding the foregoing, the Applicable Margin shall be the highest rates provided for in the above schedule for any period during which either (i) an Event of Default shall have occurred and be continuing or (ii) the Borrower shall be in default of its obligation to deliver financial statements for any fiscal quarter by the times specified in Section 5.01 (but upon the cure or waiver of any such Event of Default or default, this proviso shall no longer be applicable until another such Event of Default or default shall occur).

      "Applicable Percentage" means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

      "Applicable Prepayment Percentage" means, at any time, with respect to any Commitments or Loans hereunder or under the 364-Day Credit Agreement, the following:

            (i) with respect to the Revolving Commitments hereunder, the ratio (expressed as a percentage) of (x) the aggregate principal amount of the Revolving Commitments hereunder at such time over (y) the sum (such sum being herein called the "Total Borrower Exposure") of the aggregate principal amount of the Revolving Commitments hereunder at such time plus the aggregate principal amount of the Incremental Facility Commitments of each Series hereunder at such time plus the aggregate principal amount of the 364-Day Commitments at such time (or, after any conversion of the 364-Day Loans into term loans as provided in the 364-Day Credit Agreement, plus the aggregate principal amount of the 364-Day Loans at such time);

            (ii) with respect to the Incremental Facility Commitments of any Series hereunder, the ratio (expressed as a percentage) of (x) the aggregate principal amount of the Incremental Facility Commitments of such Series at such time over (y) the Total Borrower Exposure at such time;

            (iii) with respect to the 364-Day Commitments, the ratio (expressed as a percentage) of (x) the aggregate principal amount of the 364-Day Commitments at such time over (y) the Total Borrower Exposure at such time and

            (iv) with respect to the 364-Day Loans after any conversion thereof into term loans as provided in the 364-Day Credit Agreement, the ratio (expressed as a percentage) of (x) the aggregate principal amount of the 364-Day Loans at such time over the Total Borrower Exposure at such time.

      "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of

                           Five Year Credit Agreement
such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of the party or parties whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

      "Available Revolving Credit" means, at any date, the aggregate unused amount of the Revolving Commitments hereunder (after giving effect to any pending Borrowings or prepayments as to which notice shall have been given hereunder) to the extent that (on a pro forma basis) such Revolving Commitments could have been utilized through Borrowings hereunder for general working capital purposes during the period of four fiscal quarters most recently ended for which financial statements are available hereunder.

      "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

      "Basket Investments" has the meaning assigned to such term in Section 6.05(h).

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrower" means Hearst-Argyle Television, Inc., a Delaware corporation.

      "Borrowing" means (a) all Syndicated ABR Loans made, converted or continued on the same date, (b) all Syndicated Eurodollar Loans or Competitive Loans of the same Class and Type that have the same Interest Period (or any single Competitive Loan that does not have the same Interest Period as any other Competitive Loan of the same Type) or (c) a Swingline Loan. For purposes hereof, the date of a Syndicated Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.

      "Borrowing Request" means a request by the Borrower for a Syndicated Borrowing in accordance with Section 2.03.

      "Broadcast Cash Flow" means, for any period, the sum (determined on a consolidated basis without duplication in accordance with GAAP) for the Borrower and its Consolidated Subsidiaries, of EBITDA for such period, calculated before Corporate Overhead for such period.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed;

                           Five Year Credit Agreement
provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided that any such expenditures made in connection with any Acquisition shall not constitute Capital Expenditures.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Casualty Event" means, with respect to any property of the Borrower or any of its Consolidated Subsidiaries, any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such property for which the Borrower or any of its Consolidated Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

      "Change of Control" means that (a) an aggregate of at least 35% of the outstanding shares of capital stock of the Borrower shall cease to be owned beneficially by (i) Hearst and (ii) all "Permitted Transferees" under and as defined in the Amended and Restated Certificate of Incorporation of the Borrower as in effect on the date hereof or (b) Hearst and such "Permitted Transferees", collectively, shall cease to be able to elect a majority of the members of the Board of Directors of the Borrower (or such greater number of the members of such Board of Directors as shall be necessary, under the Certificate of Incorporation and by-laws of the Borrower, to approve all actions requiring approval of such Board of Directors assuming full attendance by all members of such Board of Directors at a meeting thereof).

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority with which, if the same does not have the force of law, such Lender believes in good faith that it would be disadvantageous not to comply, in each case made or issued after the date of this Agreement.

      "Chase" means The Chase Manhattan Bank.

                           Five Year Credit Agreement

      "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Syndicated Loans, Competitive Loans or Swingline Loans and, when used in reference to any Loan or Commitment, refers to whether such Loan or Commitment is a Revolving Loan, Revolving Commitment, Incremental Facility Loan or Incremental Facility Commitment.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment" means a Revolving Commitment or Incremental Facility Commitment, or any combination thereof (as the context requires).

      "Competitive", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.04.

      "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

      "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

      "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

      "Competitive Loan" means a Loan made pursuant to Section 2.04.

      "Consolidated Net Income" for any period means the net income of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis without duplication in accordance with GAAP, excluding

            (a) the proceeds of any life insurance policy,

            (b) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Borrower or any Consolidated Subsidiary,

            (c) any amount representing any interest in the undistributed earnings of any other Person (other than a Consolidated Subsidiary),

                           Five Year Credit Agreement

            (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Consolidated Subsidiary prior to its becoming a Consolidated Subsidiary,

            (e) any earnings of a successor to or transferee of the assets of the Borrower prior to its becoming such successor or transferee,

            (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person, and

            (g) any extraordinary gains not covered by clause (b) above.

      "Consolidated Net Worth" means, at any date, on a consolidated basis without duplication for the Borrower and its Consolidated Subsidiaries, (a) the sum of (i) capital stock taken at par or stated value plus (ii) capital in excess of par or stated value relating to capital stock plus (iii) retained earnings (or minus any retained earning deficit) minus (b) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

      "Consolidated Subsidiary" means any Subsidiary of the Borrower other than a Designated Subsidiary.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Corporate Overhead" means, for any period, all amounts paid or incurred by the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis) during such period in respect of all items of general corporate overhead and administrative expenses and the like including, without duplication, (x) all amounts payable by the Borrower or any of its Consolidated Subsidiaries to any of its Affiliates during such period in respect of items that would constitute general corporate overhead or administrative expense of the Borrower if paid or incurred by the Borrower and (y) all Management Fees.

      "Debt Service" means, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments of any part of such Indebtedness made during such period plus (b) all Interest Expense for such period.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                           Five Year Credit Agreement

      "Designated Subsidiary" means any Subsidiary designated as a "Designated Subsidiary" pursuant to Section 5.09(b).

      "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule III. The disclosure of information in any schedule or exhibit to this Agreement shall not constitute an admission by the Borrower that such information is material for any purpose, including applicable securities laws.

      "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Consolidated Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any Investment permitted under Section 6.05(f) and (iii) television broadcast station WGAL-TV in Lancaster, Pennsylvania. The term "Disposition" shall include the entering into by the Borrower or any of its Consolidated Subsidiaries of any LMA Arrangement that in economic effect is functionally equivalent to the sale of a Station (without limiting the obligation of the Borrower and its Consolidated Subsidiaries to first obtain the consent of the Required Lenders to such LMA Arrangement pursuant to Section 9.02, if required hereunder).

      "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by the Borrower or any of its Consolidated Subsidiaries in connection with such Disposition.

      "Dividend Payment" means dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower or of any warrants, options or other rights to acquire the same (or, other than in respect of employee compensation arrangements entered into in the ordinary course of business, to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Borrower.

      "dollars" or "$" refers to lawful money of the United States of America.

      "EBITDA" means, for any period, the sum, determined without duplication, for the Borrower and its Consolidated Subsidiaries, of (a) net revenue (defined as gross operating revenue, including network compensation and production revenues, plus rental income minus the sum of barter and trade revenue, agency and advertising commissions and sales representative fees) minus (b) operating expenses (determined as provided in the next sentence) minus (c) Film Cash Payments minus (d) Corporate Overhead. In calculating "EBITDA":

            (i) "operating expenses" shall be determined exclusive of barter and trade expenses, depreciation and amortization (including amortization in respect of Film

                           Five Year Credit Agreement

      Obligations and barter expenses), Interest Expense, any non-cash charges (including non-cash pension expenses and any write-offs of programming rights), Acquisition Related Compensation Expenses, LMA Purchase Price Payments, income taxes accrued for the relevant period, and any Capital Expenditures, and "net revenue" and "operating expenses" shall both be determined exclusive of (x) any payments made or received under Hedging Agreements, (y) extraordinary and non-recurring gains or losses, and any gains or losses from the sale of assets and (z) any non-cash stock option expense or non-cash stock option gain in respect of options for the capital stock of the Borrower issued to any of its or its Subsidiaries' officers, directors or employees;

            (ii) performance bonuses shall be treated as an "operating expense" only in the period in which such bonuses are paid, whether or not such bonuses are accrued during or in respect of such period;

            (iii) for all purposes of this Agreement (other than for purposes of EBITDA as used in the definition of Excess Cash Flow), any Film Cash Payment to the extent consisting of an up-front payment made with respect to a Film Obligation incurred during such period, shall not be deducted in determining EBITDA for such period but shall instead (x) in the event such contract has a term of twelve months or less, be amortized over the term of such contract and (y) in the event such contract has a term of more than twelve months, be amortized over the term of such contract (or, if shorter, the pay period of such contract), and in the case of both (x) and
      (y), only the portion of such Film Cash Payment so amortized during such period shall be deducted in determining EBITDA for such period;

            (iv) if during any period for which EBITDA is being determined the Borrower or any Consolidated Subsidiary shall have acquired any new Station or Stations, then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow, for which purpose actual EBITDA for the relevant period shall be used), EBITDA shall be determined on a pro forma basis for such period as if the relevant Acquisition had been made or consummated on the first day of such period; and

            (v) in determining the components of EBITDA attributable to any Subsidiary that is not a Wholly Owned Subsidiary, appropriate adjustments shall be made to exclude the effect of the portion of such components attributable to minority interests in such Subsidiaries.

      "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                           Five Year Credit Agreement

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Issuance" means (a) any issuance or sale by the Borrower after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Borrower or any of its Consolidated Subsidiaries, pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or (b) the receipt by the Borrower whether directly (or indirectly through one or more of its Consolidated Subsidiaries) after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the Borrower).

      "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any

                           Five Year Credit Agreement

Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or of a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to (a) in the case of a Syndicated Loan or Borrowing, the Adjusted LIBO Rate or (b) in the case of a Competitive Loan or Borrowing, the LIBO Rate.

      "Event of Default" has the meaning assigned to such term in Article VII.

      "Excess Cash Flow" means, for any period, the sum, determined without duplication, for the Borrower and its Consolidated Subsidiaries, of (a) EBITDA for such period minus (b) Fixed Charges for such period plus (c) cash receipts during such period in respect of any extraordinary or non-recurring gains to the extent not required pursuant to Section 2.11(b)(ii) to be applied to the reduction of Commitments hereunder or the 364-Day Commitments, or to the prepayment of the Loans or the 364-Day Loans or to provide cover for LC Exposure (or minus cash payments during such period in respect of any extraordinary or non-recurring losses) minus (d) Acquisition Related Compensation Expenses for such period.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.17(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

      "Existing Credit Agreement" means the Credit Agreement dated as of August 29, 1997 between Argyle Television, Inc. (predecessor in interest to the Borrower, "Argyle"), each of the subsidiaries of Argyle named therein, the lenders named therein and Chase as administrative agent for said lenders (as amended, modified and supplemented and in effect on the Effective Date).

                           Five Year Credit Agreement

      "Existing Senior Debt" means, collectively, the Private Placement Debt, Indebtedness evidenced by the Senior Notes and the Indebtedness evidenced by the Senior Debentures.

      "FCC" means the Federal Communications Commission or any governmental authority substituted therefor.

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Film Cash Payments" means, for any period, the sum (determined on a consolidated basis and without duplication in accordance with GAAP) of all payments by the Borrower and its Consolidated Subsidiaries made or scheduled to be made during such period in respect of Film Obligations.

      "Film Obligations" means obligations in respect of the purchase, use, license or acquisition of programs, programming materials, films and similar assets used in connection with the business and operation of the Borrower and its Consolidated Subsidiaries.

      "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

      "Fixed Charges" means, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

            (a) the aggregate amount of Debt Service for such period, plus

            (b) the aggregate amount of taxes (excluding deferred taxes) paid or payable in respect of the income or profit of the Borrower and its Subsidiaries for such period, plus

            (c) the aggregate amount of all Capital Expenditures made during such period (such aggregate amount of Capital Expenditures to be deemed to be equal to the lesser of (x) actual Capital Expenditures for such period and (y) $15,000,000, provided that the amount of actual Capital Expenditures in excess of $15,000,000 in such period, shall not be excluded from the calculation of "Fixed Charges" unless and to the extent that, at the time of calculation, the Borrower has Available Revolving Credit), plus

                           Five Year Credit Agreement

            (d) commitment fees and letter of credit fees paid during such period pursuant to this Agreement, plus

            (e) Dividend Payments and Management Fees paid in cash during such period.

In calculating "Fixed Charges" for any period, if any portion of such period shall occur prior to an Acquisition of any Station, Fixed Charges shall be calculated as if such Station had been acquired by the Borrower and its Consolidated Subsidiaries at the beginning of such period.

      "Fixed Charges Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Fixed Charges for such period.

      "Fixed Rate" means, with respect to any Competitive Loan (other than a Competitive Eurodollar Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

      "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed
Rate.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Fort Smith Preferred Stock" means, collectively, shares of Series A Preferred Stock of the Borrower (in an aggregate face amount up to but not exceeding $12,500,000) and shares of Series B Preferred Stock of the Borrower (in an aggregate face amount up to but not exceeding $12,500,000).

      "GAAP" means, subject to the terms of Section 1.04 hereof, generally accepted accounting principles in the United States of America.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to

                           Five Year Credit Agreement
assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding (i) endorsements for collection or deposit in the ordinary course of business and (ii) typical and customary indemnification obligations, and representations and warranties, made in connection with the purchase or sale of property or the issuance of securities. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hearst" means The Hearst Corporation, a Delaware corporation.

      "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, equity derivative or other interest or currency exchange rate or commodity price hedging arrangement.

      "Incremental Facility Availability Period" means the period from and including the Effective Date to but excluding the Maturity Date.

      "Incremental Facility Commitment" of any Series means, with respect to each Lender, the commitment, if any, of such Lender to make Incremental Facility Loans of such Series, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender's Incremental Facility Commitment of any Series shall be determined in accordance with the provisions of Section 2.01(b). The aggregate amount of the Incremental Facility Commitments of all Series shall not exceed $250,000,000.

      "Incremental Facility Lenders" means, in respect of any Series of Incremental Facility Loans, a Lender with an Incremental Facility Commitment of such Series or, if the Incremental Facility Commitments of such Series have terminated or expired, a Lender with outstanding Incremental Facility Loans of such Series.

      "Incremental Facility Loans" means the Loans provided for by Section 2.01(b), which may be ABR Loans and/or Eurodollar Loans.

      "Indebtedness" means, for any Person, the sum (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued

                           Five Year Credit Agreement
expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person; provided that, such term shall not in any event include (v) contingent consideration payable in connection with an Acquisition where, as of the date of determination, the contingency requiring payment of such consideration is unlikely to occur (except that in any event any such contingent consideration required to be carried as a liability on a balance sheet of the Borrower and its Subsidiaries, or required to be disclosed in a footnote to such balance sheet, shall constitute Indebtedness), (w) obligations under Hedging Agreements, (x) Film Obligations, (y) obligations in respect of letters of credit or surety bonds issued in connection with fiduciary or fidelity obligations of or with respect to such Person in the ordinary course of business or (z) obligations in respect of shares of Fort Smith Preferred Stock.

      The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Information Memorandum" means the Confidential Information Memorandum dated March, 1999, prepared in connection with the syndication to the Lenders of the Commitments under this Agreement.

      "Interest Coverage Ratio" means, as at any date of determination thereof, the ratio of (a) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

      "Interest Election Request" means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.08.

      "Interest Expense" means, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations but excluding any capitalized financing fees) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

                           Five Year Credit Agreement

      Notwithstanding the foregoing provisions of this definition, "Interest Expense" for any period shall not include any dividends paid in respect of the Fort Smith Preferred Stock during such period.

      "Interest Payment Date" means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Eurodollar Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period therefor and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Loan and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

      "Interest Period" means:

            (a) for any Syndicated Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender participating in such Loan, nine months) thereafter, as specified in the applicable Borrowing Request or Interest Election Request;

            (b) for any Competitive Eurodollar Loan, the period commencing on the date of such Loan and ending on a date not earlier than 7 days and not later than 360 days thereafter, as specified in the applicable Competitive Bid Request; and

            (c) for any Fixed Rate Loan, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Loan and ending on the date specified in the applicable Competitive Bid Request;

provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and
(iii) no Interest Period may end after the Maturity Date. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and, in the case of a Syndicated Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

      "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement

                           Five Year Credit Agreement
to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of programming or advertising time by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

      "Issuing Lender" means Chase or any Lender designated by the Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld), in its capacity as an issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.06(j).

      "Kelly Acquisition" means the acquisition of all the partnership interests of Kelly Broadcasting Co. pursuant to an Agreement and Plan of Merger dated as of August 21, 1998 among Kelly Broadcasting Co., J.S. Kelly L.L.C., G.G. Kelly L.L.C., Robert E. Kelly, the Borrower and Kelly Acquisition Corp.

      "LC Disbursement" means a payment made by an Issuing Lender pursuant to a Letter of Credit.

      "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

      "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes each Swingline Lender.

      "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

      "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                           Five Year Credit Agreement

      "Leverage Ratio" means, at any date, the ratio of (a) the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of all Indebtedness as at such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior at such date.

      "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Screen of Bridge Information Services (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LMA Arrangement" means, with respect to any Person that owns any television broadcasting station, (i) any so-called "local marketing agreements" or any other arrangements with any other television broadcasting station (other than with the Borrower or another Consolidated Subsidiary with respect to one of the Stations) whereby the parties agree to function cooperatively in terms of programming, advertising, sales, management, consulting or similar services; or
(ii) any so-called "time brokerage agreements" or any other agreements or arrangements under which any Station shall (A) sell broadcast time to any other television broadcasting station (other than to any other Station) which programs such broadcast time and sells its own commercial advertising announcements during such broadcast time or (B) purchase broadcast time on any other television broadcasting station (other than on any other Station) for the purpose of programming such broadcast time and selling its commercial advertisements during such time.

      "LMA Purchase Price Payments" means any payment under an LMA Arrangement that constitutes an Acquisition to the extent such payment constitutes all or a portion of the purchase or acquisition price (whether or not deferred) of the assets or the air time or both of the television station subject to such LMA Arrangement.

                           Five Year Credit Agreement

      "Loan Documents" means, collectively, this Agreement, any promissory notes executed and delivered by the Borrower pursuant hereto and the Letter of Credit Documents.

      "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

      "Management Fees" means, for any period, any amounts paid or incurred by the Borrower or any of its Consolidated Subsidiaries to any of its Affiliates (excluding to the Borrower and its Consolidated Subsidiaries) on account of fees, salaries, administrative expenses and other compensation (including on account of any regular, special or accrued bonuses), provided that "Management Fees" for any period shall not include any non-cash stock option expense (or be reduced by any non-cash stock option gain) in respect of options for the capital stock of the Borrower issued to any of its or its Subsidiaries' officers, directors or employees.

      "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

      "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X.

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, property, operations, prospects or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole (excluding adverse changes to prospects as a result of changes affecting the television broadcasting industry generally), (b) the ability of the Borrower to perform any of its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

      "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Consolidated Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

      "Maturity Date" means, the date falling on the fifth anniversary of the Effective Date (or, if such date is not a Business Day, on the next succeeding Business Day).

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                           Five Year Credit Agreement

      "Net Cash Proceeds" means:

            (a) in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Consolidated Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Borrower and its Consolidated Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Borrower or any of its Consolidated Subsidiaries in respect of such Casualty Event; and

            (b) in the case of any Disposition, the aggregate amount of all cash payments received by the Borrower and its Consolidated Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including Disposition Investments); provided that

                  (i) Net Cash Proceeds shall be net of (A) the amount of any legal, title, transfer, accounting and recording tax expenses, commissions and other fees and expenses payable by the Borrower and its Consolidated Subsidiaries in connection with such Disposition and (B) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Consolidated Subsidiaries as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within fifteen months of the date of such Disposition; and

                  (ii) Net Cash Proceeds shall be net of any repayments by the
            Borrower or any of its Consolidated Subsidiaries of Indebtedness to the extent that (A) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (B) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                           Five Year Credit Agreement

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary.

      "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and either (i) having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Group or from Moody's Investors Services, Inc. or (ii) issued by any Lender or any Lender's holding company;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, either (i) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof (or organized under the laws of any other jurisdiction if such bank has a long-term senior debt rating of A or better) which has a combined capital and surplus and undivided profits of not less than $500,000,000 or (ii) any Lender or any Lender's holding company;

                           Five Year Credit Agreement

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and

            (e) interest in any money market mutual fund offered by any Lender or any Lender's holding company registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited primarily to obligations described in the foregoing clauses (a), (b), (c) and (d) so long as such fund has total assets of at least $1,000,000,000 and is rated AAAm-G or better or AAA or better by Standard & Poor's Ratings Group or Moody's Investors Services, Inc., respectively.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "Private Placement Debt" means the Indebtedness of the Borrower in respect of its 7.18% Senior Notes due 2010, in an aggregate original principal amount of $450,000,000, which Notes were issued by the Borrower pursuant to the several separate Note Purchase Agreements, each dated as of December 1, 1998, between the Borrower and the "Purchasers" referred to therein.

      "Private Placement Debt Documents" means, collectively, the Senior Notes evidencing the Private Placement Debt and the several separate Note Purchase Agreements pursuant to which the Private Placement Debt was issued.

      "Proxy Statement" means the Joint Proxy Statement of Hearst-Argyle Television, Inc. and Pulitzer Publishing Company dated February 11, 1999.

      "Pulitzer Acquisition" means the acquisition of the broadcasting assets and related properties of Pulitzer Publishing Company pursuant to an Amended and Restated Agreement and Plan of Merger dated as of May 25, 1998 among Pulitzer Publishing Company, Pulitzer, Inc. and the Borrower.

      "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

                           Five Year Credit Agreement

      "Register" has the meaning set forth in Section 9.04.

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Required Incremental Facility Lenders" means, with respect to any Series of Incremental Facility Loans at any time, Lenders having Incremental Facility Loans and unused Incremental Facility Commitments of such Series representing more than 50% of the sum of the total Incremental Facility Loans of such Series and unused Incremental Facility Commitments of such Series at such time.

      "Required Lenders" means, at any time, Lenders having Revolving Exposures, Incremental Facility Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Incremental Facility Loans and unused Commitments at such time (provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Exposures in determining the Required Lenders).

      "Required Revolving Lenders" means, at any time, Revolving Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time.

      "Restricted Debt Payment" means any purchase, redemption, retirement or acquisition for value, or the setting apart of any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Existing Senior Debt or any Additional Permitted Indebtedness, provided that the term "Restricted Debt Payment" shall not include regularly scheduled payments of principal or interest in respect of the Existing Senior Debt or Additional Permitted Indebtedness to the extent required pursuant to the instruments evidencing such Existing Senior Debt or Additional Permitted Indebtedness.

      "Restricted Payments" means, collectively, any Dividend Payment and any Restricted Debt Payment.

      "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of (i) the Maturity Date and (ii) the date of termination of the Commitments.

      "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit

                           Five Year Credit Agreement
and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender's Revolving Commitment as of the date hereof is set forth on Schedule I, and (after giving effect to any assignment of any Commitment permitted under Section 9.04) in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate original amount of the Lenders' Revolving Commitments is $1,000,000,000.

      "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

      "Revolving Lenders" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

      "Revolving Loan" means a Loan made pursuant to Section 2.01(a).

      "Senior Debentures" means the Borrower's 7.50% Senior Debentures Due 2027.

      "Senior Debenture Indenture" means the Indenture dated as of November 13, 1997, as amended by the First Supplemental Indenture dated November 13, 1997, between the Borrower and Bank of Montreal Trust Company, as trustee, pursuant to which the Senior Debentures have been issued.

      "Senior Notes" means the Borrower's 7.00% Senior Notes Due 2007 and the Borrower's 7.00% Senior Notes Due 2018.

      "Senior Notes Indentures" means, collectively, the Indenture dated as of November 13, 1997 between the Borrower and Bank of Montreal Trust Company, as trustee, pursuant to which the Borrower's Senior Notes Due 2007 have been issued and (b) the Second Supplemental Indenture dated as of January 13, 1998 between the Borrower and Bank of Montreal Trust Company, as trustee, pursuant to which the Borrower's Senior Notes Due 2018 have been issued.

      "Series" has the meaning set forth in Section 2.01(b).

      "Station Licenses" means all authorizations, licenses or permits issued by the FCC and granted or assigned to the Borrower or any Consolidated Subsidiary thereof, or under which the Borrower or any Consolidated Subsidiary thereof has the right to operate any Station, together with any extensions or renewals thereof.

      "Stations" means the television broadcasting stations from time to time owned by the Borrower or any of its Consolidated Subsidiaries.

                           Five Year Credit Agreement

      "Statutory Reserve Rate" means, for any day, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and in effect on such day to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. The Statutory Reserve Rate as of the date hereof is zero.

      "Subsequent Acquisition" shall have the meaning assigned to such term in
Section 6.03(c)(iv).

      "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a subsidiary of the Borrower.

      "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

      "Swingline Lender" means Chase, Bank of Montreal, The Bank of New York and Toronto Dominion (Texas) Inc., each in its capacity as lender of Swingline Loans hereunder, as the case may be.

      "Swingline Loan" means a Loan made pursuant to Section 2.05.

      "Syndicated Loan" means a Loan made pursuant to Section 2.01.

                           Five Year Credit Agreement

      "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "364-Day Commitment" means the commitment of each lender party to the 364-Day Credit Agreement to make loans thereunder.

      "364-Day Loans" means the revolving loans (or, in the event of a conversion as provided therein, the term loans) made pursuant to the 364-Day Credit Agreement.

      "364-Day Credit Agreement" means the 364-Day Credit Agreement dated as of April 12, 1999 between the Borrower, the lenders party thereto and Chase, as administrative agent for said lenders.

      "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

      "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

      "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

      "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities, Equity Rights or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                           Five Year Credit Agreement

      SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Syndicated Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., an "ABR Revolving Loan"); each Series of Incremental Facility Loans shall be deemed a separate Class of Loans hereunder. Borrowings also may be classified and referred to by Class (e.g., a "Syndicated Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., an "ABR Revolving Borrowing"); each Series of Incremental Facility Borrowings and Incremental Facility Commitments shall be deemed a separate Borrowing and Commitment (and, therefore, a separate Class) hereunder.

      SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with, or derived by reference to, GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. References in this Agreement to the determination of items "in accordance with GAAP" means that such items shall be derived by reference to, and with the relevant components of such items being determined in accordance with, GAAP even though (as is the case with terms such as "pro forma", "Broadcast Cash Flow" and "Film Cash Payments") such terms may not have a meaning under GAAP.

                           Five Year Credit Agreement

      To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, the Borrower will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

                                   ARTICLE II

                                   THE CREDITS

      SECTION 2.01. The Commitments.

      (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment or (ii) the sum of the Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

      (b) Incremental Facility Loans. In addition to borrowings of Revolving Loans, at any time during the Incremental Facility Availability Period the Borrower may from time to time request the Lenders offer to enter into commitments to make additional revolving loans to the Borrower hereunder, which commitment of any Lender shall not be less than $10,000,000 and not greater than $250,000,000. In the event that one or more of the Lenders offer, in their sole discretion, to enter into such commitments, and such Lenders and the Borrower agree as to the amount of such commitments that shall be allocated to the respective Lenders making such offers and the fees (if any) to be payable by the Borrower in connection therewith, such Lenders shall become obligated to make Incremental Facility Loans under this Agreement in an amount equal to the amount of their respective Incremental Facility Commitments. The Incremental Facility Loans to be made pursuant to any such agreement between the Borrower and one or more Lenders in response to any such request by the Borrower shall be deemed to be a separate "Series" of Incremental Facility Loans for all purposes of this Agreement. Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Facility Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Facility Loans) shall be $25,000,000 and
(ii) the aggregate principal amount of all Commitments and Borrowings of Incremental Facility Loans shall not exceed $250,000,000.

      Following agreement by the Borrower and one or more of the Lenders as provided above, subject to the terms and conditions set forth herein, each Incremental Facility Lender of any Series agrees to make Incremental Facility Loans of such Series to the Borrower from time to time during the period from and including the date of such agreement to but not including the Maturity Date, in an aggregate principal amount up to but not exceeding the

                           Five Year Credit Agreement
amount of the Incremental Facility Commitment of such Series of such Incremental Facility Lender. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Incremental Facility Loans of any Series as the Borrower shall from time to time select.

      SECTION 2.02. Loans and Borrowings.

      (a) Obligation of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

      (b) Type of Loans. Subject to Sections 2.05 and 2.14, (i) each Syndicated Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, except that if the designation of any such foreign branch or Affiliate shall result in any costs, reductions or taxes which would not otherwise have been applicable, such Lender shall not be entitled to compensation for such costs, reductions or taxes unless it shall in good faith have determined such designation to be necessary or advisable to avoid any material disadvantage to it.

      (c) Minimum Amounts. At the commencement of each Interest Period for any Syndicated Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f). Each Competitive Borrowing shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $5,000,000. Swingline Loans shall be in an aggregate amount equal to at least $500,000 or a larger multiple of $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Syndicated Eurodollar Borrowings outstanding.

      SECTION 2.03. Requests for Syndicated Borrowings. To request a Borrowing (other than in respect of a Borrowing comprised of a Competitive Loan or a Swingline Loan, as to which the provisions of Section 2.04 or 2.05, respectively, shall apply), the Borrower shall

                           Five Year Credit Agreement
notify the Administrative Agent of such request by telephone (a) in the case of a Syndicated Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) whether the requested Borrowing is to be a Revolving Borrowing or Incremental Facility Borrowing (including, if applicable, the respective Series of Incremental Facility to which such Borrowing relates);

            (ii) the aggregate amount of the requested Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be an ABR Borrowing or a Syndicated Eurodollar Borrowing;

            (v) in the case of a Syndicated Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Syndicated Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      SECTION 2.04. Competitive Bid Procedure.

      (a) Requests for Bids by the Borrower. Subject to the terms and conditions set forth herein, from time to time during the Revolving Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Revolving Commitments. To request Competitive Bids, the Borrower shall notify the

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                                      -31-


Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) 3 Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

            (i) the aggregate amount of the requested Borrowing;

            (ii) the date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

            (iv) the Interest Period for such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

      (b) Making of Bids by Lenders. Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Competitive Eurodollar Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender of such rejection as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be $5,000,000 or a larger multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Competitive Bid Rates at which

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                                      -32-


the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and
(iii) the Interest Period for each such Loan and the last day thereof.

      (c) Notification of Bids by Administrative Agent. The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

      (d) Acceptance of Bids by the Borrower. Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Competitive Eurodollar Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Eurodollar Borrowing, and in the case of a Fixed Rate Borrowing, not later than 12:00 noon, New York City time, on the proposed date of the Competitive Borrowing; provided, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) of this proviso, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) of this proviso, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a principal amount of $5,000,000 or a larger multiple of $1,000,000 provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) of the first proviso of this paragraph, such Competitive Loan may be in an amount of $1,000,000 or any multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to such clause
(iv) the amounts shall be rounded to multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

      (e) Notification of Acceptances by the Administrative Agent. The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

      (f) Bids by the Administrative Agent. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid

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                                      -33-


directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

      SECTION 2.05. Swingline Loans.

      (a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the sum of the total Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Revolving Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. Swingline Loans made hereunder shall constitute utilization of the Revolving Commitments and shall reduce the availability of such Revolving Commitments on a dollar-for-dollar basis.

      (b) Interest Rates. Swingline Loans shall be ABR Loans, except that a Swingline Lender and the Borrower may agree that the interest rate in respect of a Swingline Loan made by such Swingline Lender be at an alternative rate of interest (and with such applicable margins and prepayment premiums) as may from time to time be offered by such Swingline Lender to the Borrower in its sole discretion; provided that upon any sale pursuant to Section 2.05(d) of participations in any Swingline Loan the interest on which is determined by reference to such an alternative rate, such Swingline Loans shall automatically be converted into an ABR Loan.

      (c) Notice of Swingline Loans by Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and the respective Swingline Lender from which the Borrower wishes to make such Borrowing. The Administrative Agent will promptly advise the respective Swingline Lender of any such notice received from the Borrower. A Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent or such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f), by remittance to the Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

      (d) Participations by Lenders in Swingline Loans. A Swingline Lender may by written notice given to the Administrative Agent (with a copy to the Borrower) not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans of such Swingline

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                                      -34-


Lender outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for the account of the respective Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section
2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the respective Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the respective Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

      SECTION 2.06. Letters of Credit.

      (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request any Issuing Lender to issue, at any time and from time to time during the Revolving Availability Period, Letters of Credit for its own account in such form as is acceptable to such Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments.

      (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Lender) to an Issuing Lender selected by it and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this

                           Five Year Credit Agreement

Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the respective Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

      (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $50,000,000 and (ii) the sum of the total Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Revolving Commitments.

      (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 12 months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 12 months after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

      (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by an Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Each such payment shall be made in the same manner as provided in
Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by

                           Five Year Credit Agreement
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                                      -36-


the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

      (f) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $100,000 the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.

      If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

      (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

      Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of

                           Five Year Credit Agreement
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                                      -37-


technical terms or any consequence arising from causes beyond the control of the respective Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

            (i) an Issuing Lender may accept documents that it believes in good faith appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

            (ii) an Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

            (iii) this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

      (h) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

      (i) Interim Interest. If the Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.

                           Five Year Credit Agreement
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                                      -38-


      (j) Replacement of an Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to include such successor or any previous Issuing Lender, or such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

      (k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.11, the Borrower shall immediately deposit into an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.11, the amount required under Section 2.11, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or
(i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement.

      (l) Existing Letters of Credit. Pursuant to Section 2.05 of the Existing Credit Agreement, Chase as the "Issuing Lender" thereunder, may have issued various "Letters of Credit" under and as defined in the Existing Credit Agreement. Each of the parties hereto agrees that any such "Letter of Credit" that shall be outstanding on the Effective Date shall constitute, on and after the Effective Date, a Letter of Credit for all purposes of this Agreement.

      SECTION 2.07. Funding of Borrowings.

      (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the

                           Five Year Credit Agreement
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                                      -39-


Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f) shall be remitted by the Administrative Agent to the respective Issuing Lender.

      (b) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      SECTION 2.08. Interest Elections.

      (a) Elections by Borrower. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Syndicated Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Syndicated Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

      (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                           Five Year Credit Agreement

      (c) Information in Election Notices. Each telephonic and written Interest Election Request shall specify the following information in compliance with
Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies (including, if applicable, the respective Series of Incremental Facility Loans to which such Interest Election Request relates) and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

      (d) Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

      (e) Presumptions if no Notice. If the Borrower fails to deliver a timely Interest Election Request with respect to a Syndicated Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Syndicated Eurodollar Borrowing and (ii) unless repaid, each Syndicated Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

      SECTION 2.09. Termination and Reduction of the Commitments.

      (a) Scheduled Termination. Unless previously terminated, (i) the Revolving Commitments shall terminate on the Maturity Date and (ii) the Incremental Facility Commitments shall terminate on the Maturity Date.

                           Five Year Credit Agreement

      (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class (including the Commitments of any Series of Incremental Facility Loans); provided that (i) each reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000, (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.11, the sum of the total Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Revolving Commitments and (iii) the Borrower shall not terminate or reduce the Incremental Facility Commitments of any Series if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.11, the aggregate principal amount of the Incremental Facility Loans of such Series would exceed the total Incremental Facility Commitments of such Series.

      (c) Notice of Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

      (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

      SECTION 2.10. Repayment of Loans; Evidence of Debt.

      (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans outstanding hereunder as follows:

            (i) to the Administrative Agent for the account of each Lender the outstanding principal amount of each Revolving Loan of such Lender on the Maturity Date,

            (ii) to the Administrative Agent for the account of each Incremental Facility Lender the outstanding principal amount of each Incremental Facility Loan of such Lender on the Maturity Date, and

            (iii) to the Administrative Agent for account of the respective Lender the then unpaid principal amount of each Competitive Loan of such Lender on the last day of the Interest Period therefor, and

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            (iv) to each Swingline Lender the outstanding principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the last day of a calendar month and that is at least two Business Days after such Swingline Loan is made.

      (b) Manner of Repayment. Prior to any repayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such payment; provided that each payment of Borrowings shall be applied to pay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings (including Competitive Borrowings) in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be paid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

      (c) Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (d) Maintenance of Loan Accounts by Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof (including, in the case of Incremental Facility Loans, the respective Series thereof) and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

      (e) Effect of Loan Accounts. The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

      (f) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                           Five Year Credit Agreement

      SECTION 2.11. Prepayment of Loans.

      (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section 2.11; provided that (i) the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof and (ii) any prepayments made pursuant to this paragraph (a) in respect of (x) ABR Loans shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000 and (y) Eurodollar Loans shall be in an aggregate amount of $10,000,000 or a larger multiple of $1,000,000.

      (b) Mandatory Prepayments -- Casualty Events and Sales of Assets. The Borrower shall make prepayments of the Loans (and reduce the Commitments) hereunder as follows:

            (i) Casualty Events. Upon the date twelve months following the receipt by the Borrower or any of its Consolidated Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrower or any of its Consolidated Subsidiaries (or upon such earlier date as the Borrower or such Consolidated Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.06(k)), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Cash Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (iii) of this Section 2.11(b).

            (ii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition, to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Proceeds of such Disposition that will (on the date of such Disposition) be received by the Borrower or any of its Consolidated Subsidiaries in cash and, unless the Borrower shall elect to reinvest such Net Cash Proceeds as provided below, the Borrower will prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.06(k)), and the Commitments hereunder shall be subject to automatic reduction, as follows:

                  (x) upon the date of such Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Proceeds of such Disposition, to the extent received by the Borrower or any of its Consolidated Subsidiaries in cash on the date of such Disposition; and

                           Five Year Credit Agreement

                  (y) thereafter, quarterly, on the date of the delivery by the
            Borrower to the Administrative Agent pursuant to Section 5.01 of the financial statements for any quarterly fiscal period or fiscal year, to the extent the Borrower or any of its Consolidated Subsidiaries shall receive Net Cash Proceeds during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Proceeds minus
            (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Proceeds plus (or minus, as the case may be) (C) any other adjustment received or paid by the Borrower or any of its Consolidated Subsidiaries pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Proceeds of Dispositions, provided that if prior to the date upon which the Borrower would otherwise be required to make a prepayment under this subclause (y) with respect to any quarterly fiscal period the aggregate amount of such Net Cash Proceeds (after giving effect to the adjustments provided for in this subclause (y)) shall exceed $25,000,000, then the Borrower shall within three Business Days make a prepayment under this subclause (y) in an amount equal to such required prepayment.

      Prepayments of Loans (and cover for LC Exposure) and reductions of Commitments shall be effected in each case in the manner and to the extent specified in clause (iii) of this Section 2.11(b).

            Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment (or provide cover), and the Commitments shall not be reduced, pursuant to this Section 2.11(b)(ii) with respect to the Net Cash Proceeds from any Disposition in the event that the Borrower advises the Administrative Agent at the time a prepayment is required to be made under the foregoing subclauses (x) or (y) that it intends to reinvest such Net Cash Proceeds into replacement assets pursuant to one or more Capital Expenditures or Subsequent Acquisitions permitted hereunder, so long as the Net Cash Proceeds from any Disposition are in fact so reinvested within 350 days of such Disposition (it being understood that, in the event more than one Disposition shall occur, such Net Cash Proceeds shall be deemed to be applied in the same order in which such Dispositions occurred and, accordingly, any such Net Cash Proceeds not so reinvested within 350 days shall be forthwith applied to the prepayment of Loans (and cover for LC Exposure as specified in Section 2.06(k)) and reductions of Commitments as provided in clause (iii) of this Section 2.11(b).

            Anything herein to the contrary notwithstanding, the Borrower shall not be required to make any prepayment pursuant to this Section 2.11(b)(ii) (and the provisions of this Section 2.11(b)(ii) shall accordingly be inapplicable) to the extent that after giving effect to any Disposition the Leverage Ratio is less than 4.00 to 1.

                           Five Year Credit Agreement

            (iii) Application. Upon the occurrence of any of the events described in the above clauses of this Section 2.11(b), the amount of the required prepayment shall be applied simultaneously to the reduction of the Revolving Commitments and the Incremental Facility Commitments of each Series, and to the reduction of the 364-Day Commitments (or, after any conversion of the 364-Day Loans into term loans as provided in the 364-Day Credit Agreement, to the prepayment of the 364-Day Loans), in each case ratably in accordance with their respective Applicable Prepayment Percentages. In addition, to the extent that, after giving effect to any such reductions:

                  (x) the aggregate Revolving Exposure shall exceed the
            Revolving Commitments, the Borrower shall simultaneous prepay Revolving Loans, and/or provide cover for LC Exposure as specified in Section 2.06(k), in an aggregate amount equal to such excess;

                  (y) the Incremental Facility Loans of any Series shall exceed the Incremental Facility Commitments of such Series, the Borrower shall simultaneous prepay Incremental Facility Loans of such Series in an aggregate amount equal to such excess; and

                  (z) the 364-Day Loans shall exceed the 364-Day Commitments, the Borrower shall simultaneously prepay 364-Day Loans in an aggregate amount equal to such excess.

      Notwithstanding the foregoing, to the extent that the aggregate amount of any of the required prepayments contemplated by this paragraph (b) shall be in excess of the amount of the ABR Loans of any Class outstanding on the date of such prepayment, only the portion of the amount of such prepayment of such Class as is equal to the amount of such ABR Loans shall be immediately prepaid and at the election of the Borrower, the balance of such required prepayment shall be either (i) deposited with the Administrative Agent to be held as collateral security for the Loans of such Class and applied to the prepayment of the Eurodollar Loans of such Class on the last day(s) of the then next-expiring Interest Period(s) for Eurodollar Loans in the order in which such Interest Period(s) shall expire (or immediately if any Event of Default shall occur and be continuing), or (ii) made immediately, together with any amounts owing to the Lenders under Section 2.16.

      (c) Mandatory Prepayments -- Outstandings Exceeding Commitments. The Borrower shall prepay the Revolving Loans (and/or provide cover for LC Exposure as specified in Section 2.06(k)) in the event that the aggregate amount of the sum of the Revolving Exposure plus the aggregate principal amount of outstanding Competitive Loans shall at any time exceed the aggregate amount of the Revolving Commitments. In addition, the Borrower shall prepay the Incremental Facility Loans of any Series in the event that the aggregate amount of the Incremental Facility Loans of such Series shall at any time exceed the aggregate amount of the Incremental Facility Commitments of such Series.

                           Five Year Credit Agreement

      (d) Mandatory Prepayments -- Change of Control. In the event that any "Change of Control" shall occur in respect of any Existing Senior Debt, or any similar event shall occur in respect of any Additional Permitted Indebtedness, in either case at a time when the aggregate outstanding principal amount of the respective Indebtedness affected thereby is in excess of $25,000,000, and as a result thereof the Borrower shall be required to offer to repurchase, redeem or prepay any portion of the Existing Senior Debt or such Additional Permitted Indebtedness, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.06(k)), and the Commitments shall be automatically reduced to zero.

      (e) Notices. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the respective Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Syndicated Eurodollar Borrowing or of a Competitive Borrowing, not later than 11:00 a.m., New York City time, two Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Syndicated Borrowing or Competitive Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial optional prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

      SECTION 2.12. Fees.

      (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at the Applicable Margin on the daily average unutilized amount of such Lender's Incremental Facility Commitment and Revolving Commitment (for which purpose the aggregate amount of any LC Exposure shall be deemed to be a pro rata (based on the Revolving Commitments) utilization of each Lender's Revolving Commitment and the aggregate principal amount of any Swingline Loans shall be deemed to be a utilization of the respective Swingline Lender's Revolving Commitment), for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Maturity Date. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Maturity Date, as the case may be. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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                                      -47-


      (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin used to determine interest on Syndicated Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to the respective Issuing Lender a fronting fee, which shall accrue at the rate of 3/16 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent (it being understood that if the Administrative Agent shall resign or be removed, a ratable portion of any fees theretofore paid to the Administrative Agent for the period during which such resignation or removal shall occur shall be promptly paid by the Administrative Agent to the Borrower to the extent the Borrower is required to pay fees for the balance of such period to a replacement Administrative Agent).

      (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the respective Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Except as otherwise expressly provided in paragraph (c) above, fees paid shall not be refundable under any circumstances.

      SECTION 2.13. Interest.

      (a) ABR Borrowings. The Loans comprising each ABR Borrowing (other than Swingline Loans, as to which paragraph (d) below shall apply) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

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                                      -48-


      (b) Eurodollar Borrowings. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Syndicated Eurodollar Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, or (ii) in the case of a Competitive Eurodollar Borrowing, the LIBO Rate for the Interest Period for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

      (c) Fixed Rate Loans. Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

      (d) Swingline Borrowings. Each Swingline Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin, or at such alternate rate of interest as may be applicable thereto as contemplated by Section 2.05(b).

      (e) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount (or, in case the amount in default is principal of a Loan, all amounts outstanding hereunder) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

      (f) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that
(i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Syndicated Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

      (g) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

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            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (b) if such Borrowing is of a particular Class of Loans (including of a particular Series of Incremental Facility Loans), the Administrative Agent is advised by the Required Revolving Lenders, or Required Incremental Facility Lenders of such Series or, in the case of a Competitive Eurodollar Loan, the Lender that is required to make such Loan, as the case may be, that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) of such Class included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Syndicated Borrowing as, a Syndicated Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Syndicated Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; and
(iii) any request by the Borrower for a Competitive Eurodollar Borrowing shall be ineffective; provided that a Lender and the Borrower may agree that, in lieu of the interest rate on such affected Borrowing being calculated by reference to the Alternate Base Rate while such circumstances shall continue, such interest rate shall instead be at an alternative rate of interest (and with such applicable margins and prepayment premiums) as may from time to time be offered by such Lender to the Borrower in its sole discretion ; provided further that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Competitive Eurodollar Borrowings may be made to Lenders that are not affected thereby.

      SECTION 2.15. Increased Costs.

      (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender; or

            (ii) impose on any Lender or any Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in,

                           Five Year Credit Agreement
issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

      (b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Lender's capital or on the capital of such Lender's or such Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Lender's policies and the policies of such Lender's or such Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company for any such reduction suffered.

      (c) Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the manner in which such amount or amounts have been determined, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

      (e) Competitive Loans. Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

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

      SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Syndicated Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(e) and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      SECTION 2.17. Taxes.

      (a) Payments Free of Taxes. Any and all payments by or an account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) Payment of Other Taxes by Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

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

      (c) Indemnification by Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

      (d) Receipt for Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

      SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

      (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Loan Document, and except payments to be made directly to an Issuing Lender or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or

                           Five Year Credit Agreement
under any other Loan Document (except to the extent otherwise provided therein) shall be made in dollars.

      (b) Application if Payments Insufficient. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, then such funds as shall actually have been received shall be applied
(i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

      (c) Pro Rata Treatment. Except to the extent otherwise provided herein:
(i) each borrowing of Loans of a particular Class (including of a particular Series of Incremental Facility Loans) from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section
2.12 in respect of Commitments of a particular Class (including of a particular Series of Incremental Facility Loans) shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class (including of a particular Series of Incremental Facility Loans) under Section 2.09 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) Eurodollar Loans of any Class (including of a particular Series of Incremental Facility Loans) having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment by the Borrower of principal of Loans of a particular Class (including of a particular Series of Incremental Facility Loans) shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; (iv) each payment by the Borrower of interest on Loans of a particular Class (including of a particular Series of Incremental Facility Loans) shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (v) each payment by the Borrower of participation fees in respect of Letters of Credit shall be made for the account of the Revolving Lenders pro rata in accordance with the amount of participation fees then due and payable to the Revolving Lenders.

      (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their

                           Five Year Credit Agreement
respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

      (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

      (f) Certain Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d), 2.06(e) or (f), 2.07(b) or 2.18(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

      (a) Designation of Different Lending Office. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall, at Borrower's request, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be

                           Five Year Credit Agreement
disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) Replacement of Lenders. If any Lender requests compensation under
Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Lender and each Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (excluding, however, any amounts outstanding in respect of its Competitive Bid Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lenders that:

      SECTION 3.01. Organization; Powers. Each of the Borrower and its Consolidated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by the Borrower and the other parties thereto will constitute, a legal,

                           Five Year Credit Agreement
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                                      -56-


valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Consolidated Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries.

      SECTION 3.04. Financial Condition; No Material Adverse Change; Solvency.

      (a) Financial Statements. The Borrower has heretofore delivered, or made available, to the Lenders the following financial statements:

            (i) the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of and for the fiscal years ended December 31, 1997 (as set forth in the Proxy Statement, or incorporated by reference therein from the Borrower's SEC Form 10-K, for such fiscal year) and December 31, 1998, reported on by Deloitte & Touche LLP, independent public accountants;

            (ii) the unaudited condensed consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of and for the three-month period ended September 30, 1998 (as set forth in the Proxy Statement, or incorporated by reference therein from the Borrower's SEC Form 10-K, for the applicable period);

            (iii) the unaudited (or, to the extent available, audited) consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the broadcasting assets acquired in the Kelly Acquisition and the Pulitzer Acquisition, as of and for the fiscal years ended December 31, 1996 and December 31, 1997, respectively;

            (iv) the unaudited condensed consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the broadcasting assets being acquired in the Kelly Acquisition and the Pulitzer Acquisition, as of and for the three-month period ended September 30, 1998; and

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                                      -57-


            (v) the unaudited pro forma combined condensed balance sheet as at September 30, 1998 prepared under the assumption that the Pulitzer Acquisition and the Kelly Acquisition (including the Transactions contemplated under this Agreement) had occurred on September 30, 1998 (as set forth in the Proxy Statement).

Such financial statements present fairly, in all material respects, the actual or pro forma (as the case may be) financial position and the actual or pro forma (as the case may be) results of operations and cash flows of the respective entities as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (ii), (iii), (iv) and (v) above.

      (b) No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects (excluding adverse changes to prospects as a result of changes affecting the television broadcasting industry generally) of the Borrower and its Subsidiaries, taken as a whole, and during the period since December 31, 1998 and prior to the Effective Date, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects (excluding adverse changes to prospects as a result of changes affecting the television broadcasting industry generally) of the Borrower and its Subsidiaries, taken as a whole, from that set forth in the pro forma combined condensed balance sheet as at said date referred to above.

      (c) Solvency. After giving effect to the Transactions, none of the Borrower or any of its Subsidiaries is insolvent nor will any of them be left with unreasonably small capital with which to engage in its business or incurred debts beyond its ability to pay such debts as they mature.

      SECTION 3.05. Properties.

      (a) Real and Personal Property. Each of the Borrower and its Consolidated Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except for minor defects in title or interests that do not interfere with their ability to conduct their business as currently conducted or to utilize such properties for their intended purposes.

      (b) Trademarks and Licenses, Etc. Each of the Borrower and its Consolidated Subsidiaries owns or is licensed to use all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Consolidated Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                           Five Year Credit Agreement

      SECTION 3.06. Litigation and Environmental Matters.

      (a) Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

      (b) Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      (c) No Change in Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

      SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Consolidated Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.09. Taxes. The Borrower and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Borrower is the "common parent" (within the meaning of Section 1504 of the Code). Except with respect to tax sharing arrangements among the Borrower and its Subsidiaries and the Tax Sharing Agreement between Hearst and the Borrower dated August 29, 1997, there is no tax sharing allocation or similar agreement to which the Borrower or any of its Subsidiaries is subject that is currently in effect providing for the manner in which tax payments owing by members of such affiliated group are allocated among members of the group. The Borrower has filed (either directly or indirectly through Hearst Broadcasting Inc. or Hearst, for periods prior to the Pulitzer Acquisition) all Tax returns and reports required to have been filed and has paid

                           Five Year Credit Agreement
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                                      -59-


(either directly or indirectly through Hearst Broadcasting Inc. or Hearst, for periods prior to the Pulitzer Acquisition) all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, in either case by an amount that could reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders (i) all agreements, instruments and corporate or other restrictions to which it or any of its Consolidated Subsidiaries is subject, and (ii) all other matters known to it, that, in the case of either of the foregoing clauses (i) or (ii), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information (including the Information Memorandum) furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, when taken as a whole, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time in light of circumstances in effect on the date prepared, it being understood that such projections do not constitute a representation or warranty as to the future performance of the Borrower and that actual results may vary from such projections.

      SECTION 3.12. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

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                                      -60-


      SECTION 3.13. Material Agreements and Liens With Respect to Indebtedness.

      (a) Material Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Consolidated Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of
Schedule II.

      (b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000 and covering any property of the Borrower or any of its Consolidated Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

      SECTION 3.14. Capitalization. On the date hereof, the authorized capital stock of the Borrower consists of an aggregate of 301,000,000 shares consisting of (i) 300,000,000 shares of Common Stock, par value $.01 per share, of which 200,000,000 are designated as Series A Common Stock and 100,000,000 are designated as Series B Common Stock and (ii) 1,000,000 shares of preferred stock, of which 12,500 shares are designated as Series A Preferred Stock and 12,500 shares are designated as Series B Preferred Stock. Except as disclosed in
Schedule VI, as of the date hereof, there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

      SECTION 3.15. Subsidiaries and Investments.

      (a) Subsidiaries. As at the date hereof, and as at the most recent date such Schedule shall be supplemented pursuant to Section 6.03(c)(iv) (in the case of any Subsidiary formed or acquired pursuant to any Subsequent Acquisition), set forth in Part A of Schedule IV is a complete and correct list of all of the Subsidiaries of the Borrower (excluding any Subsidiary that shall have been sold, or the existence of which shall have been terminated, in accordance with a transaction permitted hereunder), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person (other than the holders of shares of stock of the Borrower) holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. As at the date hereof, except as disclosed in Part A of Schedule IV, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person

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                                      -61-


shown to be held by it in Part A of Schedule IV, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

      (b) Investments. Set forth in Part B of Schedule IV is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule IV) held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule IV, each of the Borrower and its Subsidiaries owns, free and clear of all Liens, all such Investments.

      (c) No Indenture Restrictions, Etc. None of the Consolidated Subsidiaries of the Borrower is on the date hereof subject to any indenture, agreement, instrument or other arrangement of the type described in Section 6.08.

      SECTION 3.16. Station Licenses. As at the date hereof, and as at the most recent date such Schedule shall be supplemented pursuant to Section 6.03(c)(iv) (in the case of any Station acquired pursuant to any Subsequent Acquisition):

            (a) Schedule V accurately and completely lists all Station Licenses (other than non-material incidental microwave relay and remote transmitter licenses) granted or assigned to the Borrower or any Consolidated Subsidiary, or under which the Borrower and its Consolidated Subsidiaries have the right to operate such Station. The Station Licenses listed on said Schedule V with respect to any Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such Station, and the conduct of the business of the Borrower and its Consolidated Subsidiaries with respect to such Station.

            (b) The Station Licenses listed in said Schedule V are validly issued in the name of, or the FCC has consented to the assignment of or transfer of control of such Station Licenses to, the Borrower or one or more of its Subsidiaries.

            (c) Each such Station License is in full force and effect, and the Borrower and its Consolidated Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect thereto and have full power and authority to operate thereunder.

            (d) All operating assets, rights and other property relating to, and material to the operations of, any Station, are owned (or are available for use under lease, license or other arrangements entered into with third parties) by the Borrower or one or more of its Subsidiaries.

      SECTION 3.17. Proxy Statement. The Borrower has heretofore delivered to the Administrative Agent a complete copy (including all modifications, waivers and supplements thereto, and exhibits and schedules) of the Proxy Statement (including, as an exhibit thereto, the

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                                      -62-


Amended and Restated Agreement and Plan of Merger referred to in the definition of "Pulitzer Acquisition").

      SECTION 3.18. Year 2000 Issues. The Borrower and its Subsidiaries have (a) initiated a review and assessment of all areas within their respective businesses operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (b) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan substantially in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) will on a timely basis be Year 2000 Compliant, except to the extent that a failure to be so could not reasonably be expected to have a Material Adverse Effect. The Borrower does not believe that the costs of ensuring that the Borrower and its Subsidiaries will be Year 2000 Compliant will be material. As used in this Agreement, the term "Year 2000 Compliant" means all computer applications (including those affected by information received from suppliers and vendors) that are material to the businesses and operations of the Borrower and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions involving all dates on and after January 1, 2000; and the term "Year 2000 Problem" means the risk that computer applications used by the Borrower or any of its Subsidiaries (including those affected by information received from suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

                                   ARTICLE IV

                                   CONDITIONS

      SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans, and of the Issuing Lender to issue Letters of Credit hereunder, shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

            (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) Opinions of Counsel to the Borrower. A written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Rogers & Wells LLP, counsel for the Borrower, substantially in the form of Exhibit B. The Borrower hereby requests such counsel deliver such opinions to the Lenders.

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            (c) Opinion of Special New York Counsel to Chase. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, substantially in the form of Exhibit C (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

            (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

            (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.

            (f) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness in respect of the Existing Credit Agreement shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

            (g) Leverage Ratio. A certificate of a Financial Officer setting forth a calculation of the Leverage Ratio as at the Effective Date.

            (h) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request (including any promissory note that any Lender shall have requested prior to the Closing Date pursuant to Section 2.10(f)).

      The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender, the Administrative Agent and its affiliates in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

      The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to 3:00 p.m., New York City time, on April 30,

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                                      -64-


1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

      SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, unless such representation or warranty is expressly stated to have been made as of a specific date (such as the date hereof or the Effective Date), in which case such representation and warranty shall be true and correct on and as of such specific date; and

            (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed or covered, the Borrower covenants and agrees with the Lenders that:

      SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries and of the Borrower and its Consolidated Subsidiaries (and, separately stated, of each Designated Subsidiary) for such fiscal year and the related consolidated balance sheets of the Borrower and its Subsidiaries and of the Borrower and its Consolidated Subsidiaries (and, separately stated, of each Designated Subsidiary) as at the end of such fiscal year, setting forth in each case in comparative (or, for periods prior to any Acquisition, comparative historical) form the corresponding consolidated (or, in the case of a Designated Subsidiary, separately stated) figures for the preceding fiscal year, and accompanied

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                  (i) in the case of said consolidated statements and balance sheet of the Borrower and its Subsidiaries, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied (except as noted pursuant to paragraph (c) below),

                  (ii) in the case of said consolidated statements and balance sheet of the Borrower and its Consolidated Subsidiaries, by a report of independent certified public accountants of recognized national standing stating that the consolidated balance sheet and such other financial statements of the Borrower and its Subsidiaries (x) have been subjected to the auditing procedures applied in the audits of the consolidated financial statements of the Borrower and its Subsidiaries, (y) have been prepared in conformity with GAAP, and
            (z) are fairly stated, in all material respects, in relation to such audited consolidated financial statements of the Borrower and its Subsidiaries taken as a whole, and

                  (iii) in the case of said consolidated statements and balance sheet of the Borrower and its Consolidated Subsidiaries (and separate statements and balance sheets for a Designated Subsidiary), by a certificate of a Financial Officer, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries (and, in the case of each Designated Subsidiary, said separately stated financial statements fairly present the respective results of operations of such Designated Subsidiary), in each case in accordance with (except, in the case of the consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the exclusion therefrom of the Designated Subsidiaries) GAAP, consistently applied (except as noted pursuant to paragraph (c) below), as at the end of, and for, such fiscal year;

            (b) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries and of the Borrower and its Consolidated Subsidiaries (and, separately stated, of each Designated Subsidiary) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Borrower and its Subsidiaries and of the Borrower and its Consolidated Subsidiaries (and, separately stated, of each Designated Subsidiary) as at the end of such period, setting forth in each case in comparative (or for periods prior to any Acquisition, comparative historical) form the corresponding consolidated (or, in the case of a Designated Subsidiary, separately stated) figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a

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                                      -66-


      Financial Officer, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of, as the case may be, the Borrower and its Subsidiaries and the Borrower and its Consolidated Subsidiaries (or of such Designated Subsidiary, as the case may be), in each case in accordance with (except, in the case of the consolidated financial statements of the Borrower and its Consolidated Subsidiaries, for the exclusion therefrom of the Designated Subsidiaries) GAAP, consistently applied (except as noted pursuant to paragraph (c) below), as at the end of, and for, such period (subject to normal year-end audit adjustments);

            (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer
      (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.06 and 6.10 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 that affects (or in the future is reasonably likely to affect) in any material respect the presentation of financial information with respect to the Borrower and its Subsidiaries required hereunder and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (a) of this Section, a statement of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any default by the Borrower under Section 6.10 (insofar as such Section relates to accounting matters) (which statement may be limited by accounting rules or guidelines);

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its stockholders generally or to holders of any class of Indebtedness generally, as the case may be;

            (f) promptly upon their becoming available, copies of any and all periodic or special reports filed by the Borrower or any of its Consolidated Subsidiaries with the FCC or with any other Federal, state or local governmental authority, if such reports indicate any material adverse change in the business, operations, affairs or condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or if copies thereof are requested by any Lender or the Administrative Agent, and copies of any and all notices and other communications from the FCC or from any other Federal, state or local governmental authority with respect to the Borrower, any of its Consolidated Subsidiaries

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                                      -67-


      or any Station that raises any matters that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

            (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Consolidated Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

      SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

            (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

      SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Consolidated Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Consolidated Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

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      SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Consolidated Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, provided that the Borrower will in any event maintain (with respect to itself and each of its Consolidated Subsidiaries) casualty insurance and insurance against claims for damages with respect to defamation, libel, slander, privacy or other similar injury to person or reputation (including misappropriation of personal likeness), in such amounts as are then customary for Persons engaged in the same or similar business similarly situated.

      SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Consolidated Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Consolidated Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

      SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Consolidated Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority, including, but not limited to, Environmental Laws applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

      SECTION 5.09. Certain Obligations Respecting Subsidiaries.

      (a) Wholly Owned Subsidiaries. Subject to paragraph (b) below and the provisions of Section 6.03(b), the Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of the Stations and Station Licenses owned by it on the date hereof are owned by Wholly Owned Subsidiaries which are Consolidated Subsidiaries.

      (b) Designated Subsidiaries. Notwithstanding the provisions of paragraph
(a) above, the Borrower may at any time after the date hereof designate any Subsidiary (other than a Subsidiary holding any Station Licenses or the operating assets of any Stations) as a "Designated Subsidiary" for purposes of this Agreement, by delivering to the Administrative Agent a

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                                      -69-


certificate of a senior officer of the Borrower (and the Administrative Agent shall promptly deliver a copy thereof to each Lender following receipt) identifying such Subsidiary, stating that such Subsidiary shall be treated as a "Designated Subsidiary" for all purposes hereof and certifying that, after giving effect to such designation, the Borrower will be in compliance with the provisions of this Agreement applicable to such Designated Subsidiary (including the provisions of Section 6.05(f) with respect to the type of business in which a Designated Subsidiary shall be involved and the limitations upon the aggregate amount of Investments in Designated Subsidiaries therein specified), and such designation will not result in a Default hereunder. Any Subsidiary of a Designated Subsidiary shall be deemed to be a "Designated Subsidiary".

      (c) Incorporation by Reference. The Borrower agrees, for the benefit of the Lenders and the Administrative Agent hereunder, to perform, comply with and be bound by each of its covenants, agreements and obligations contained in
Section 10.7 and 10.8 of the Senior Notes Indentures as originally in effect and without giving effect to any modifications or supplements thereto, or termination thereof, after the date thereof. Without limiting the generality of the foregoing, the above-mentioned provisions of the Senior Notes Indentures, together with related definitions and ancillary provisions and schedules and exhibits, are hereby incorporated by reference, as if set forth herein in full, mutatis mutandis; provided that, as incorporated herein (i) each reference to the "Company" shall be deemed to be reference to the Borrower hereunder and (ii) each reference to the "Debt Securities" of any series shall be deemed to be a reference to the Loans hereunder.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed or covered, the Borrower covenants and agrees with the Lenders that:

      SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any of its Consolidated Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness hereunder and under the 364-Day Credit Agreement;

            (b) Indebtedness existing on the date hereof and set forth in Part A of Schedule II (but excluding, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, under the Existing Credit Agreement), together with any extensions, renewals, refinancings or replacements of any such Indebtedness so long as the principal thereof is not increased and such Indebtedness, as

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                                      -70-


      so extended, renewed, refinanced or replaced, would constitute Indebtedness that could be incurred in compliance with Section 6.01(g);

            (c) Indebtedness of any Consolidated Subsidiary to the Borrower or any other Consolidated Subsidiary;

            (d) Guarantees by the Borrower of Indebtedness of any Consolidated Subsidiary and by any Consolidated Subsidiary of Indebtedness of any other Consolidated Subsidiary;

            (e) Indebtedness of the Borrower and its Subsidiaries in respect of the deferred payment of insurance premiums up to an aggregate principal amount not exceeding $10,000,000 at any one time outstanding;

            (f) Indebtedness of any Person that becomes a Consolidated Subsidiary after the Effective Date; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Consolidated Subsidiary;

            (g) additional Indebtedness of the Borrower, incurred after the Effective Date (or assumed in connection with any Subsequent Acquisition), provided that

                  (i) the stated maturity date with respect to such Indebtedness shall be at least six months after the Maturity Date,

                  (ii) no principal payments with respect to such Indebtedness shall be stated to be due prior to the Maturity Date (other than in respect of a Change of Control or similar event), except that if such Indebtedness is pari passu in right of payment with the obligations of the Borrower hereunder (i.e. not subordinated in right of payment to such obligations), such Indebtedness may provide for principal payments prior to the Maturity Date, so long as the weighted average life to maturity of such Indebtedness (determined in accordance with GAAP) is not earlier than the weighted average life to maturity of the Loans hereunder,

                  (iii) all covenants with respect to such Indebtedness shall be no more restrictive then the covenants set forth in this Agreement and the Borrower shall be in compliance with such covenants,

                  (iv) such Indebtedness is not secured by any Lien on property of the Borrower or any Consolidated Subsidiary, and

                  (v) at the time of such incurrence, and after giving effect thereto, no Default shall have occurred and be continuing and the Borrower shall be in pro forma compliance with Section 6.10 (the determination of such pro forma compliance to be calculated, as at the end of and for the period of four fiscal

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                                      -71-


            quarters most recently ended prior to the date of such incurrence for which financial statements of the Borrower and its Consolidated Subsidiaries are available, under the assumption that such incurrence shall have occurred at the beginning of the applicable period) and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer showing such calculations in reasonable detail to demonstrate such compliance;

      provided that the Borrower may incur up to $300,000,000 of additional Indebtedness under this Section 6.01(g) without complying with the foregoing clauses (i) and (ii); and

            (h) other Indebtedness (whether or not secured) of the Borrower or any Consolidated Subsidiary in an aggregate principal amount not exceeding $50,000,000 at any time outstanding, and other Indebtedness (not secured) of the Borrower (but not of any Consolidated Subsidiary) in an aggregate principal amount not exceeding $150,000,000 at any time outstanding, so long as the aggregate principal amount of Indebtedness permitted under this clause (h) shall not exceed $200,000,000 at any time outstanding.

      SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Consolidated Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Permitted Encumbrances;

            (b) any Lien on any property or asset of the Borrower or any of its Consolidated Subsidiaries existing on the date hereof, and either set forth in Part B of Schedule II or not required to be so listed pursuant to
      Section 3.13(b); provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Consolidated Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

            (c) any Lien existing on any property or asset of any Person that becomes a Consolidated Subsidiary after the Effective Date prior to the time such Person becomes a Consolidated Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such Person becoming a Consolidated Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Consolidated Subsidiary,
      (iii) such Lien shall secure only those obligations which it secures on the date such Person becomes a Consolidated Subsidiary and (iv) the aggregate amount of Indebtedness or other obligations secured thereby shall not exceed $50,000,000; and

            (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Consolidated Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (h) of
      Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such

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                                      -72-


      acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of the Borrower or any Consolidated Subsidiary and (v) the aggregate amount of Indebtedness or other obligations secured thereby shall not exceed $50,000,000.

      SECTION 6.03. Fundamental Changes.

      (a) Mergers and Consolidations. The Borrower will not, nor will it permit any of its Consolidated Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, subject to Section 6.04, and so long as after giving effect thereto no Default shall have occurred and be continuing hereunder, (i) any Consolidated Subsidiary of the Borrower may merge into or consolidate with the Borrower or a Consolidated Subsidiary so long as the Borrower or (if the Borrower is not a party) a Consolidated Subsidiary is the continuing or surviving party, (ii) any Consolidated Subsidiary of the Borrower may liquidate or dissolve into the Borrower or a Consolidated Subsidiary and (iii) the Borrower and its Consolidated Subsidiaries may enter into the transactions permitted under clauses (B) or (C) of paragraph (b) below, and under clause (iv) of paragraph (c) below.

      (b) Dispositions. The Borrower will not, nor will it permit any of its Consolidated Subsidiaries to, sell, transfer, lease or otherwise dispose of all or any substantial part of its assets, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Consolidated Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or another Consolidated Subsidiary and (ii) the Borrower and any of its Consolidated Subsidiaries may sell, transfer, lease, exchange or dispose of (in one transaction or in a series of transactions and, in the case of clauses (B) and (C) below, in any form, including by way of a merger or consolidation the effect of which is to result in the disposition of the respective Station):

            (A) any part of its assets in the ordinary course of business and on ordinary business terms,

            (B) any Station to the extent that the Borrower or a Subsidiary is required to sell such Station in order to comply with the FCC's cross-ownership restrictions set forth in 47 C.F.R. ss.73.3555(b),

            (C) any one or more Stations, so long as the Broadcast Cash Flow attributed to all Stations sold or exchanged pursuant to this clause (C) (but not pursuant to clause (B)) during any fiscal year shall not exceed 25% of the Broadcast Cash Flow for such fiscal year nor 50% of the Broadcast Cash Flow for any period of five consecutive fiscal years (Broadcast Cash Flow, for purposes hereof, to be determined under the assumption that none of the sales otherwise permitted under this clause
      (C) had occurred during such fiscal year or five fiscal year period and that the Broadcast Cash Flow of any Station sold during such period remained unchanged after such sale), and

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            (D) any non-broadcast assets acquired by the Borrower and its
      Consolidated Subsidiaries.

      (c) Acquisitions. The Borrower will not, nor will it permit any of its Consolidated Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except:

            (i) purchases of equipment, programming rights and other property to be sold or used in the ordinary course of business;

            (ii) Investments permitted under Section 6.05;

            (iii) Capital Expenditures; and

            (iv) the Borrower and its Consolidated Subsidiaries may, pursuant to a merger or consolidation, a purchase of stock or assets or entering into an LMA Arrangement (any such transaction being herein called a "Subsequent Acquisition"), acquire after the date hereof (or, in the case of an LMA Arrangement, acquire the right to operate) additional television broadcasting stations (any such station that is the subject of any Subsequent Acquisition being hereinafter referred to as an "Acquired Station"), additional broadcast industry related assets, and other assets or businesses permitted under Section 6.04, so long as:

                  (A) immediately prior to such Subsequent Acquisition and after giving effect thereto, (1) no Default shall have occurred and be continuing and (2) the Borrower shall be in pro forma compliance with Section 6.10 (the determination of such pro forma compliance to be calculated, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Subsequent Acquisition for which financial statements of the Borrower and its Consolidated Subsidiaries are available, under the assumption that such Subsequent Acquisition shall have occurred at the beginning of the applicable period) and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer showing such calculations in reasonable detail to demonstrate such compliance; and

                  (B) promptly following the consummation of such Subsequent
            Acquisition, the Borrower shall have supplemented Schedules IV and V in order that such Schedules accurately reflect any additional Consolidated Subsidiaries formed or acquired pursuant to such Subsequent Acquisition and accurately identify the respective Station Licenses (other than non-material incidental microwave relay and remote transmitter Licenses) of any Acquired Station.

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      SECTION 6.04. Lines of Business. The Borrower will not engage in any other business or line of business activity other than the businesses in which the Borrower and its Subsidiaries have heretofore been engaged and businesses reasonably related thereto.

      SECTION 6.05. Investments. The Borrower will not, nor will it permit any of its Consolidated Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a) Investments outstanding on the date hereof and identified in Part B of Schedule IV;

            (b) operating deposit accounts with banks;

            (c) Permitted Investments;

            (d) Investments by the Borrower and its Consolidated Subsidiaries in the Borrower and its Consolidated Subsidiaries;

            (e) Hedging Agreements entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes;

            (f) Investments (not including, however, Guarantees of obligations) by the Borrower and its Consolidated Subsidiaries in Designated Subsidiaries or other entities that are, in either case, involved in a business related to the business of the Borrower and its Consolidated Subsidiaries, so long as the amount of such Investments shall not exceed $250,000,000 at any one time outstanding;

            (g) Investments constituting transactions permitted under Section 6.03; and

            (h) so long as at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, the Borrower may make additional Investments (each a "Basket Investment") as follows:

                  (i) if after giving effect to such Basket Investment the
            Leverage Ratio shall be greater than 4.00 to 1, the Borrower may make any Basket Investment (the "Current Basket Investment") so long as the aggregate amount of all Basket Investments and Restricted Payments made during the period commencing on the Effective Date through and including the date upon which the Current Basket Investment is to be made shall not exceed the sum of (w) $150,000,000 plus (x) the net cash proceeds from all Equity Issuances after the Effective Date plus (y) the aggregate amount of Net Cash Proceeds from Dispositions not required to be applied to the prepayment of Loans or the reduction of Commitments, or to be reinvested by the Borrower, pursuant to Section 2.11(b)(ii) plus (z) 33-1/3% of the cumulative amount of Excess Cash Flow for the period commencing on the Effective Date through and including the fiscal quarter most recently ended prior

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                                      -75-


            to the date of the Current Basket Investment for which financial statements are available; and

                  (ii) if after giving effect to such Basket Investment the
            Leverage Ratio shall be less than or equal to 4.00 to 1, the Borrower may make Basket Investments in any amount.

A Basket Investment permitted by Section 6.05(h) at the time of its making may remain outstanding at a subsequent time notwithstanding that additional Basket Investments could not be made at such subsequent time. The aggregate amount of an Investment at any one time outstanding for purposes of clauses (f) and (h) above, shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; provided that the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment.

      SECTION 6.06. Restricted Payments. The Borrower will not, nor will it permit any of its Consolidated Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, the Borrower may make Restricted Payments as follows:

            (a) if after giving effect to such Restricted Payment the Leverage Ratio shall be greater than 4.00 to 1, the Borrower may make any Restricted Payment (the "Current Restricted Payment") so long as the aggregate amount of all Restricted Payments and Basket Investments made during the period commencing on the Effective Date through and including the date upon which the Current Restricted Payment is to be made shall not exceed the sum of (w) $150,000,000 plus (x) the net cash proceeds from all Equity Issuances after the Effective Date plus (y) the aggregate amount of Net Cash Proceeds from Dispositions not required to be applied to the prepayment of Loans or the reduction of Commitments, or to be reinvested by the Borrower, pursuant to Section 2.11(b)(ii) plus (z) 33-1/3% of the cumulative amount of Excess Cash Flow for the period commencing on the Effective Date through and including the fiscal quarter most recently ended prior to the date of the Current Restricted Payment for which financial statements are available; and

            (b) if after giving effect to such Restricted Payment the Leverage Ratio shall be less than or equal to 4.00 to 1, the Borrower may make Restricted Payments in any amount.

      Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.

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      SECTION 6.07. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except the following:

            (a) transactions at prices and on terms and conditions not less favorable to the Borrower or such Consolidated Subsidiary than could be obtained on an arm's-length basis from unrelated third parties;

            (b) transactions between or among the Borrower and its Wholly Owned Subsidiaries (other than Designated Subsidiaries) not involving any other Affiliate;

            (c) any Restricted Payment permitted by Section 6.06 or any Investment permitted by Section 6.05;

            (d) the options on certain television stations granted by Hearst in favor of the Borrower and described in Section 9.01(i) of the Amended and Restated Agreement and Plan of Merger dated as of March 26, 1997 by and among Hearst, HAT Merger Sub, Inc., a Delaware corporation, HAT Contribution Sub, Inc., a Delaware corporation, and the Borrower;

            (e) arrangements between Hearst and the Borrower, with respect to payroll, insurance, data processing, employee benefits, tax services, accounting, corporate, financial, legal and other administrative items that are on terms and conditions not less favorable to the Borrower than those arrangements historically existing between Hearst and the Borrower's Stations and reflected in the projections set forth in the Information Memorandum, it being understood that such arrangements may provide for an increase in payments to Hearst based upon an increase in the size of the business of the Borrower and its Subsidiaries (resulting in an increase in payroll, insurance, data processing, employee benefits, tax services, accounting, corporate, financial, legal and other administrative items); and

            (f) those agreements listed on Schedule VII.

      SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Consolidated Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Consolidated Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Consolidated Subsidiary or to Guarantee Indebtedness of the Borrower or any other Consolidated Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Consolidated Subsidiary pending such sale, provided that

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                                      -77-


such restrictions and conditions apply only to the Consolidated Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and
(v) clauses (a) and (b) of the foregoing shall not apply to any Indebtedness that is pari passu in right of payment with the obligations of the Borrower hereunder (i.e. not subordinated in right of payment to such obligations).

      SECTION 6.09. Modifications of Certain Documents. Without the prior consent of the Administrative Agent (to be given upon the approval of the Required Lenders), the Borrower will not consent to any modification, supplement or waiver of any of the provisions of the Private Placement Debt Documents, Senior Notes Indentures or Senior Debenture Indenture, or any agreement, instrument or other document evidencing or relating to Additional Permitted Indebtedness, in a manner that, in any case, would be materially adverse to the Lenders.

      SECTION 6.10. Certain Financial Covenants.

      (a) Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

             Period                                           Ratio
             ------                                           -----

      From the Effective Date
       through December 30, 2001                            5.50 to 1

      From December 31, 2001
       through December 30, 2002                            5.00 to 1

      From December 31, 2002
       through December 30, 2003                            4.50 to 1

      From December 31, 2003
       and at all times thereafter                          4.00 to 1

      (b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than (i) 2.00 to 1 as at the last day of any fiscal quarter ending on or before the fiscal quarter ending September 30, 2001 and
(ii) 2.50 to 1 as at the last day of any fiscal quarter thereafter.

      (c) Fixed Charges Ratio. The Borrower will not permit the Fixed Charges Ratio to be less than 1.10 to 1 as at the last day of any fiscal quarter.

      (d) Consolidated Net Worth. The Borrower will not at any time permit its Consolidated Net Worth to be less than the sum of (i) $249,259,000, plus (ii) 75% of the

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aggregate amount by which Consolidated Net Worth was increased upon consummation of the Kelly Acquisition plus (iii) 75% of the aggregate amount by which Consolidated Net Worth was increased upon consummation of the Pulitzer Acquisition, plus (iv) 25% of Consolidated Net Income for each fiscal year (beginning with the fiscal year ending December 31, 1999 and without duplication on account of the consummation of the Pulitzer Acquisition during such fiscal year) for which Consolidated Net Income is positive.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or (after notice from any Lender or the Administrative Agent) any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

            (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence), 5.08 or 5.09 or in Article VI;

            (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) is received by the Borrower;

            (f) the Borrower or any of its Consolidated Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

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            (g) any event or condition occurs that results in any Material
      Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Consolidated Subsidiaries or the debts of the Borrower or any of its Consolidated Subsidiaries, or of a substantial part of the assets of the Borrower or any of its Consolidated Subsidiaries, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Consolidated Subsidiaries or for a substantial part of the assets of the Borrower or any of its Consolidated Subsidiaries, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Borrower or any of its Consolidated Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Borrower or any of its Consolidated Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment;

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            (l) an ERISA Event shall have occurred that, in the reasonable judgment of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (m) a reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries, Affiliates or predecessors that, in the reasonable judgment of the Required Lenders, are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Consolidated Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

            (n) a Change of Control shall occur;

            (o) the main station license of any Station shall be revoked or canceled or expire by its term and not be renewed, or shall be modified in a manner materially adverse to the Borrower or the respective Consolidated Subsidiary operating such Station; provided that a modification of the main station license to digital operation in compliance with the general rules of the FCC and the Communications Act of 1934, as amended, shall not be considered a materially adverse modification of such main station license; or

            (p) any material authorizations, licenses or permits issued by the FCC (other than the main station license of any Station) shall be revoked or canceled or expire by their terms and not be renewed, or shall be modified in a manner materially adverse to the Borrower or the respective Consolidated Subsidiary operating such Station, and such revocation, cancellation, expiration, non-renewal or modification could reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:

            (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and

            (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other

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                                      -81-


      obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

and in case of any event with respect to the Borrower described in clause (h) or
(i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

      Each of the Lenders and the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

      The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

      The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any

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certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor (and, as provided in Section 2.12(c), the retiring Administrative Agent shall make available to the Borrower a ratable portion of any fees theretofore paid to the Administrative Agent for the period during which the resignation or removal of such retiring Administrative Agent shall occur to the extent the Borrower is required to pay fees for the balance of such period to the successor

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Administrative Agent). After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Borrower, to it c/o Hearst-Argyle Television, Inc. at 888 7th Avenue, Suite 2700, New York, New York 10106, Attention of Harry
      T. Hawks (Telecopy No. 212-887-6855);

            (b) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention Loan and Agency Services Group (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Mitchell Gervis (Telecopy No. 212-270-4584);

            (c) if (i) to Chase as an Issuing Lender, to it at The Chase Manhattan Bank, Trade Services, 55 Water Street, Room 1710, New York, New York 10041, Attention of Roshdy Botros, Assistant Manager (Telecopy No. 212-638-8200) or (ii) to any other Issuing Lender, to it at the address specified in writing by it to the Borrower and the Administrative Agent; and

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            (d) if to a Lender (including any Lender in its capacity as a
      Swingline Lender), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      SECTION 9.02. Waivers; Amendments.

      (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

      (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of any reduction or expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) so long as the 364-Day Credit Agreement shall be in effect (including any extensions of the Maturity Date thereunder), change Section 2.11(b) without the written consent of the "Required Lenders" under and as defined in the 364-Day Credit Agreement, (v) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or
(vi) change any of the provisions of this Section or the definition of the term "Required Incremental Facility Lenders", "Required Lenders", "Required Revolving Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and provided further that no such

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agreement shall amend, modify or otherwise affect the rights or duties of the
Administrative Agent, any Issuing Lender or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Lender or such Swingline Lender, as the case may be.

      Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan, or Incremental Facility Loans of any Series, shall be effective against the Revolving Lenders or Incremental Facility Lenders of such Series, as the case may be, for purposes of the Revolving Commitments or Incremental Facility Commitments of such Series unless the Required Revolving Lenders or Required Incremental Facility Lenders of such Series, as applicable, shall have concurred with such waiver or modification.

      SECTION 9.03. Expenses; Indemnity; Damage Waiver.

      (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

      (b) Indemnification by Borrower. The Borrower shall indemnify the Administrative Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability

                           Five Year Credit Agreement
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                                      -86-


related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

      (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Lender or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Lender or such Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Lender or such Swingline Lender in its capacity as such.

      (d) Waiver of Consequential Damages, etc. To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

      (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

      SECTION 9.04. Successors and Assigns.

      (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that

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            (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, each Issuing Lender and each Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),

            (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment(s), the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,

            (iii) each partial assignment of the Loans, LC Exposure or Commitments of any Class shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement in respect of such Class except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans,

            (iv) the assignor and the assignee to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

            (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

      Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting

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                                      -88-


Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the relevant Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, (x) assign all or any portion of its interest in any Loans to the Granting Bank and (y) pledge all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans (and assign to the Granting Bank and to any such financial institution any such Loans upon a realization in respect of such pledge or in connection with the performance by such financial institution of its liquidity or credit support obligations) and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC, subject to the requirements of Section 9.12(b)(f).

      (c) Maintenance of Register by Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information

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                                      -89-


contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

      (e) Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Lender or any Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

      (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender, provided that in no event shall the Borrower be required to pay a greater sum to such Participant than it would have been required to pay to the Lender from which such Participant acquired such participation.

      (g) Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

      (h) No Assignments to Borrower or its Subsidiaries or Affiliates. Anything in this Section 9.04 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Subsidiaries or Affiliates without the prior consent of each Lender.

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      SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 3.03 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although

                           Five Year Credit Agreement
such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

      (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

      (c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

                           Five Year Credit Agreement

BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 9.12. Treatment of Certain Information; Confidentiality.

      (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate for the purpose of using the same in connection with such services.

      (b) Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or (B) pursuant to legal process (including agency subpoenas). Any Person required to maintain the confidentiality of Information as provided in

                           Five Year Credit Agreement
this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                           Five Year Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       HEARST-ARGYLE TELEVISION, INC.



                                       By:__________________________
                                          Name:
                                          Title:

                           Five Year Credit Agreement

                                  LENDERS

                                  THE CHASE MANHATTAN BANK,
                                     individually, as Swingline Lender and as Administrative Agent


                                  By:__________________________
                                     Name:
                                     Title:

                                  BANK OF MONTREAL,
                                     individually and as Swingline Lender


                                  By:__________________________
                                     Name:
                                     Title:

                                  THE BANK OF NEW YORK
                                     individually and as Swingline Lender


                                  By:__________________________
                                     Name:
                                     Title:

                                  TORONTO DOMINION (TEXAS), INC.
                                     individually and as Swingline Lender


                                  By:__________________________
                                     Name:
                                     Title:

                           Five Year Credit Agreement

                                       NATIONSBANK, N.A.


                                       By:__________________________
                                          Name:
                                          Title:

                                       BANKBOSTON, N.A.


                                       By:__________________________
                                          Name:
                                          Title:

                                       BANQUE NATIONALE DE PARIS


                                       By:__________________________
                                          Name:
                                          Title:

                                       FIRST UNION NATIONAL BANK


                                       By:__________________________
                                          Name:
                                          Title:

                                       FLEET NATIONAL BANK


                                       By:__________________________
                                          Name:
                                          Title:

                                     PARIBAS


                                       By:__________________________
                                          Name:
                                          Title:

                                       By:__________________________
                                          Name:
                                          Title:

                           Five Year Credit Agreement

                                       THE BANK OF NOVA SCOTIA


                                       By:__________________________
                                          Name:
                                          Title:

                                       UNION BANK OF CALIFORNIA, N.A.


                                       By:__________________________
                                          Name:
                                          Title:

                                       WACHOVIA BANK, N.A.


                                       By:__________________________
                                          Name:
                                          Title:

                                       KEY CORPORATE CAPITAL INC.


                                       By:__________________________
                                          Name:
                                          Title:

                                       COOPERATIEVE CENTRALE
                                       RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK
                                       NEDERLAND", NEW YORK BRANCH


                                       By:__________________________
                                          Name:
                                          Title:


                                       By:__________________________
                                          Name:
                                          Title:

                           Five Year Credit Agreement

                                       SUNTRUST BANK, CENTRAL FLORIDA,
                                          N.A.


                                       By:__________________________
                                          Name:
                                          Title:

                                      CREDIT AGRICOLE INDOSUEZ


                                       By:__________________________
                                          Name:
                                          Title:

                                      CREDIT SUISSE FIRST BOSTON


                                       By:__________________________
                                          Name:
                                          Title:


                                       By:__________________________
                                          Name:
                                          Title:

                                       FIRST HAWAIIAN BANK


                                       By:__________________________
                                          Name:
                                          Title:

                                       THE DAI-ICHI KANGYO BANK, LTD.


                                       By:__________________________
                                          Name:
                                          Title:

                           Five Year Credit Agreement

                                       THE MITSUBISHI TRUST AND
                                          BANKING CORPORATION


                                       By:__________________________
                                          Name:
                                          Title:

                                       THE SANWA BANK LIMITED


                                       By:__________________________
                                          Name:
                                          Title:

                                       WELLS FARGO BANK, N.A.


                                       By:__________________________
                                          Name:
                                          Title:

                                       MICHIGAN NATIONAL BANK


                                       By:__________________________
                                          Name:
                                          Title:

                                       FIRSTAR BANK, N.A.


                                       By:__________________________
                                          Name:
                                          Title:

                                       HIBERNIA NATIONAL BANK


                                       By:__________________________
                                          Name:
                                          Title:

                           Five Year Credit Agreement